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                                                                 Exhibit 3(q)(1)


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)


                      ICF KAISER ENGINEERS PACIFIC, INC.


We the undersigned President and Secretary of ICF Kaiser Engineers Pacific, Inc., a Nevada Corporation (the "Corporation") do certify:

1. That the Board of Directors of the Corporation, by unanimous Written Consent on August 18, 1999, adopted Resolutions to amend the original Articles as follows:

     RESOLVED, that Article One of the Articles of Incorporation be amended to read as follows:

     "The name of the Corporation is KAISER ENGINEERS PACIFIC, INC."

2. The number of shares of the Corporation outstanding and entitled to vote on an amendment of the Articles of Incorporation is twenty-five thousand (25,000); that the said change and amendment has been consented to and authorized by the written consent of the sole stockholder of the corporation on August 18, 1999.

     IN WITNESS WHEREOF, the said ICF KAISER ENGINEERS PACIFIC, INC. has caused this certificate to be signed by its President and Secretary and its corporate seal to be hereto affixed this 18th day of August 1999.

                                     ICF KAISER ENGINEERS PACIFIC, INC.



                                       /s/ S. Robert Cochran
                                     -------------------------------------------
                                     S. Robert Cochran / President


                                       /s/ Shaun M. Martin
                                     -------------------------------------------
                                     Shaun M. Martin / Secretary

COMMONWEALTH OF VIRGINIA
COUNTY OF FAIRFAX

     I, Sandra D. Little, a notary public, do hereby certify that on this 18th day of August 1999, personally appeared before me S. Robert Cochran and Shaun M. Martin, who being by me first duly sworn, declared that they are respectively the President and Secretary of ICF Kaiser Engineers Pacific, Inc., and that they signed the foregoing Certificate of Amendment as President and Secretary, respectively, and that the statements therein contained are true.


                                       /s/ Sandra D. Little
                                     ----------------------------------------
                                     Sandra D. Little, Notary Public
                                     My Commission Expires November 30, 2000